EXHIBIT 10.18

Remington Oil and Gas Corporation
2004 Stock Incentive Plan

May 24, 2004

Remington Oil and Gas Corporation
2004 Stock Incentive Plan

Table of Contents

Article I Introduction		4
1.1	Purpose	4
1.2	Definitions	4
1.3	Shares Subject to the Plan	7
1.4	Administration of the Plan	7
1.5	Amendment and Discontinuance of the Plan	7
1.6	Granting of Awards to Participants	7
1.7	Term of Plan	8
1.8	Leave of Absence	8

Article II Non-Qualified Stock Options		8
2.1	Eligibility	8
2.2	Exercise Price	8
2.3	Terms and Conditions of Options	8
2.4	Option Repricing	9
2.5	Amendment	9
2.6	Acceleration of Vesting	10

Article III Incentive Options		10
3.1	Eligibility	10
3.2	Exercise Price	10
3.3	Dollar Limitation	10
3.4	10% Stockholder	10
3.5	Options Not Transferable	10
3.6	Compliance with 422	10
3.7	Limitations on Exercise	10

Article IV Purchased Stock		11
4.1	Eligible Persons	11
4.2	Purchase Price	11
4.3	Payment of Purchase Price	11

Article V Bonus Stock		11

Article VI Stock Appreciation Rights and Phantom Stock		11
6.1	Stock Appreciation Rights	11
6.2	Phantom Stock Awards	12

Article VII Restricted Stock		12
7.1	Eligible Persons	12
7.2	Restricted Period and Vesting	12

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Article VIII Performance Awards		13
8.1	Performance Awards	13
8.2	Performance Goals	13

Article IX Other Stock or Performance-Based Awards		15

Article X Certain Provisions Applicable to All Awards		15
10.1	General	15
10.2	Stand-Alone, Additional, Tandem, and Substitute Awards	15
10.3	Term of Awards	16
10.4	Form and Timing of Payment under Awards; Deferrals	16
10.5	Vested and Unvested Awards	16
10.6	Exemptions from Section 16(b) Liability	16
10.7	Securities Requirements	16
10.8	Transferability	17
10.9	Rights as a Stockholder	17
10.1	0 Listing and Registration of Shares of Common Stock	17
10.1	1 Termination of Employment, Death and Disability	17
10.1	2 Change in Control	18

Article XI Withholding for Taxes		18

Article XII Miscellaneous		19
12.1	No Rights to Awards	19
12.2	No Right to Employment	19
12.3	Governing Law	19
12.4	Severability	19
12.5	Other Laws	19

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2004 Stock Incentive Plan-continued

Article I

Introduction

1.1     Purpose. The Remington Oil and Gas Corporation 2004 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Remington Oil and Gas Corporation, a Delaware corporation, (the “Company”) and its stockholders by encouraging Employees and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(i) A merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such a merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation;

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(ii) The acquisition or holding of direct or indirect beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) of securities of the Company representing the aggregate 30% or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than S-Sixteen Holding Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding such securities for or pursuant to the terms of any such plan, beginning from and after such time S-Sixteen Holding Company shall no longer have direct or indirect beneficial ownership (as so defined) of securities of the Company representing in the aggregate a larger percentage of the total combined voting power of the Company’s then issued and outstanding securities than that held by any other person, entity or group;

(iii) The sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company; or

(iv) The approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or its material subsidiaries, other than into the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the Compensation Committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.

“Common Stock” means the common stock of the Company, no par value (stated value $.01 per share).

“Covered Employee” shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” means an inability to perform the Participant’s material services for the Company for a period of 180 consecutive days during any 365-day period as a result of incapacity due to mental or physical illness, which is determined to be permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian) and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.

“Effective Date” means the date that is (i) adopted by the Board; and (ii) approved by shareholders of the Company, provided that such shareholder approval occurs not more than one-year prior to or after the date of such adoption. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date.

“Employee” means any common law employee of the Company or an Affiliate.

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“Employment” includes any period in which a Participant is an Employee to the Company or an Affiliate.

“Fair Market Value or FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means persons who are members of the Board but who are not Employees of the Company or any Affiliate. Non-Employee Director shall include any non-elected director emeritus serving in an advisory capacity to the Board.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Participant” means any Non-Employee Director or Employee granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period that is granted pursuant to Article VI of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Spread” means the amount determined pursuant to Section 6.1(a) of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

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1.3     Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares of Common Stock (subject to adjustment as described below). In addition, during any calendar year, the number of shares of Common Stock issued or reserved for issuance as options under the Plan to any one Participant plus the number of such shares underlying Stock Appreciation Rights that may be granted to that same Participant shall not exceed 250,000 shares. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Committee’s determinations shall be subject to approval by the Board. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable. No fractional shares shall be issued under the Plan; payment for any fractional shares shall be made in cash.

1.4     Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to any Participant, the terms thereof and any amendment thereto shall be subject to approval by the Board.

1.5     Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval.

1.6     Granting of Awards to Participants. Subject to approval of the Board, the Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees and Non-

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Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.7     Term of Plan. If not sooner terminated under the provisions of the Plan, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.8     Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to re-employment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to re-employment is guaranteed by statute or contract.

Article II

Non-Qualified Stock Options

2.1     Eligibility. All Employees and Non-Employee Directors shall be eligible for grants of Options according to the terms set forth below. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom Non-Qualified Options were granted.

2.2     Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).

2.3     Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time recommend and the Board shall approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions as are not inconsistent with this Article II:

(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as may be determined at the time such Option is granted.

(b) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for (i) the shares being purchased, and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) with the consent of the Committee and subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the Optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new

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certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee. With Committee approval, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of a Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(d) Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and the exercise price as provided in Section 1.3.

(e) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

2.4     Option Repricing. With Board and shareholder approval, the Committee may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

2.5     Amendment. Subject to Board approval, the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Subject to Board approval, the Committee may at any time or from time to time, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

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2.6     Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or removal of a Non-Employee Director without Cause; (ii) termination or removal of an Employee or Non-Employee Director for any reason within one (1) year from the effective date of the Change in Control; or (iii) death or Disability of the Participant.

Article III

Incentive Options

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

3.1     Eligibility. Incentive Options may only be granted to Employees.

3.2     Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

3.3     Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4     10% Stockholder. If any Employee to whom an Incentive Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant and the option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

3.5     Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6     Compliance with 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7     Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

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Article IV

Purchased Stock

4.1     Eligible Persons. Subject to approval by the Board, the Committee shall have the authority to sell shares of Common Stock to such Employees and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may recommend and the Board may approve for the particular sale transaction.

4.2     Purchase Price. Subject to approval by the Board, the price per share of Common Stock to be purchased by a Participant under this Plan shall be determined by the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

4.3     Payment of Purchase Price. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

Article V

Bonus Stock

The Committee may, from time to time and subject to the provisions of the Plan and approval by the Board, grant shares of Bonus Stock to Employees or Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration except as may be required by the Committee or pursuant to Article XI. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

Article VI

Stock Appreciation Rights and Phantom Stock

6.1     Stock Appreciation Rights. All Employees and Non-Employee Directors shall be eligible to receive grants of Stock Appreciation Rights on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee (the “Spread”). Notwithstanding the foregoing, the Award may provide, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of the amount of the Spread computed pursuant to Subsection 6.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall provide for an exercise price per share of Common Stock that is not less than one hundred percent (100%) of the FMV Per Share of Common Stock on the date of grant of the Stock Appreciation Right and shall be exercisable as set forth in the Award agreement governing the Stock Appreciation Right and shall not be transferable (other than by will or the laws of descent and distribution).

(d) Terms. The Award shall set forth the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on

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achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

6.2     Phantom Stock Awards. All Employees and Non-Employee Directors shall be eligible to receive grants of Phantom Stock Awards, which are rights to receive cash or Common Stock equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award or, if permitted by the terms of the Award, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee (with Board approval) may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee (with Board approval) may determine. Phantom Stock Awards shall not be transferable (other than by will or the laws of descent and distribution).

(b) Forfeiture. Except as otherwise may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee (with Board approval) may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee (with Board approval) may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals. To the extent that any Award granted pursuant to this Article VI is intended to constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

Article VII

Restricted Stock

7.1     Eligible Persons. All Employees and Non-Employee Directors shall be eligible to receive grants of Restricted Stock.

7.2     Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as shall be set forth in such Award. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

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(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or removal of a Non-Employee Director without Cause; (ii) termination or removal of an Employee or Non-Employee Director for any reason within one (1) year from the effective date of a Change in Control; or (iii) death or Disability of the Participant.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Remington Oil and Gas Corporation 2004 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or award dated , 20 .

Article VIII

Performance Awards

8.1     Performance Awards. All Employees and Non-Employee Directors shall be eligible to receive Performance Awards. Performance Awards may be based on performance criteria measured over a period of not less than one year and not more than ten years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

8.2     Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee and approved by the Board. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance are such that the achievement of performance goals is “substantially uncertain” at the time of grant. Performance Awards shall be granted and/or settled upon achievement of any one or more such performance goals. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used in establishing performance goals for Performance Awards granted to a Participant:

(i) Total shareholder return;

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(ii) Return on assets, equity, capital, capital employed, or investment;

(iii) Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; net operating profits after tax, and net income;

(iv) Cash flow, free cash flow, and cash flow return on investment;

(v) Operational measures including growth in reserves from the prior period and percentage or absolute increase in production from the prior period;

(vi) Levels of cost including finding and development costs, and cash costs (interest expense, G&A, and LOE) expressed in relationship to Mcfe/produced during the Performance Period.

Any of the above goals shall be determined on the absolute or relative basis or as compared to the performance of a published or special index including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified in the Award. Such periods will be established by the Committee and approved by the Board. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee if such Award states that it is intended to comply with Section 162(m) of the Code. The Award shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant and shall be subject to approval by the Board. The Committee may not delegate any responsibility relating to any Performance Awards to a Covered Employee.

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered

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Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Article IX

Other Stock or Performance-Based Awards

All Employees and Non-Employee Directors are eligible to receive Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and approval by the Board, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

Article X

Certain Provisions Applicable to All Awards

10.1     General. Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. All Awards and any amendments thereto shall be subject to the approval of the Board. Any Award or the exercise thereof, shall be subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee (with Board approval) shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. Subject to approval by the Board, the Committee may amend an Award; provided, however, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. Subject to the approval of the Board and the terms of the Plan or Award, the Committee shall retain the power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2     Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 2.4 of the Plan, Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any

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Affiliate. Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder, or (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation.

10.3     Term of Awards. In no event shall the term of any Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Option under Section 422 of the Code).

10.4     Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement. Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be provided for in the Award agreement or permitted with the consent or at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5     Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(a), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the Participant. The number of shares of Common Stock which shall be issuable upon exercise of a Stock Appreciation Right or earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share of Common Stock on the date of exercise of the Stock Appreciation Right or the date the Performance Award is earned and payable, as applicable.

10.6     Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Securities Exchange Act of 1934 shall be exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Securities Exchange Act of 1934.

10.7     Securities Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to

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the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

10.8     Transferability.

(a) Non-Transferable Awards. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Purchased Stock, Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 10.8(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

10.9     Rights as a Stockholder.

(a) No Stockholder Rights. Except as otherwise provided in Section 7.2(c), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. Except as otherwise provided in Section 7.2(c), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

10.10     Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

10.11     Termination of Employment, Death and Disability.

(a) Termination of Employment. Except as otherwise provided in the Award or in this Section 10.11, if Employment of an Employee or service of a Non-Employee Director is terminated under circumstances that do not cause the Participant to become fully vested in the Award, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur. Any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award; or (B) the

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expiration of twelve (12) months after the date of termination of Employment or service in the case of any Award other than an Incentive Option or three (3) months after the date of termination of Employment in the case of an Incentive Option; provided, however, that in the event of death or Disability of a Participant after termination of employment or service and before the expiration of such Award the expiration of the Award shall occur twelve months after the date of such death or Disability; and provided further, however, that in the event of termination of an Employee or removal of a Director for Cause, such Awards shall expire at 12:01 a.m. on the date of termination.

(b) Continuation. The Committee, subject to the approval of the Board, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Committee and approved by the Board in the event that a Participant ceases to be an Employee or Non-Employee Director.

10.12     Change in Control. Unless otherwise provided in the Award and subject to approval by the Board, in the event of a Change in Control:

(i) the Committee may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised;

(ii) the Committee may waive all restrictions and conditions of all Restricted Stock and Phantom Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control or such other date as may be determined by the Committee; and

(iii) the Committee may determine to amend Performance Awards and Other Stock or Performance-Based Awards, or substitute new Performance Awards and Other Stock or Performance-Based Awards in consideration of cancellation of outstanding Performance Awards and any Other Stock or Performance-Based Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full and promptly paid to the Participants as of the date of the Change in Control or such other date as may be determined by the Committee, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 10.12, the Committee shall not be required to take any action described in the preceding provisions of this Section 10.12 and any decision made by the Committee not to take some or all of the actions described in the preceding provisions of this Section 10.12 shall be final, binding and conclusive with respect to the Company and all other interested persons.

Article XI

Withholding for Taxes

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax

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amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

Article XII

Miscellaneous

12.1     No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2     No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.3     Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

12.4     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5     Other Laws. The Company may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.